UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2007

TXP CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27795	88-0443110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1299 Commerce Drive, Richardson, TX 75081
(Address of principal executive offices) (zip code)

(214) 575-9300
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 26, 2007, the Board of Directors of TXP Corporation (the “Registrant”) determined that the Registrant will be required to restate the financial statements contained in its Quarterly Reports on Form 10-QSB for the three and six months ended June 30, 2006 and the three and nine months ended September 30, 2006 (collectively, the “Financial Statements”). The determination was made by the Board of Directors and Chief Financial Officer that the Company should take action to prevent future reliance on the previously issued Financial Statements following receipt by the Registrant of comments from the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) and following consultation with the Registrant's senior management, financial advisors and independent registered public accounting firm. The Staff advised the Registrant to consider SAB TOPIC 5A in considering whether certain deferred offering costs incurred by the Registrant related to entering into the $15,000,000 Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. in August of 2004, when the Registrant was private company, were impaired and should be expensed. According to SAB TOPIC 5A, significant delays in offerings are considered to be aborted and that related offering costs should be expensed. In addition, the Staff noted that convertible debt and related derivative financial instrument maturing in August of 2007 were presented on the September 30, 2006 balance sheet as non-current liabilities rather than current liabilities.

Until such time as the Registrant files the restated Financial Statements with the SEC to address expensing the deferred offering costs and consolidated balance sheet presentation of convertible debt and related derivative financial instrument as current liabilities in the financial statements, the Financial Statements and all related earnings, press releases and communications relating to the affected periods, should not be relied upon.

The Registrant anticipates the effects of the restatement to increase the net loss for the nine months ended September 30, 2006 by $697,000 and to reduce total assets and total equity as of September 30, 2006 by $697,000. The Registrant anticipates the effects of the restatements to increase the net loss for the three and six months ended June 30, 2006 by $697,000 and to reduce total assets and total equity as of June 30, 2006 by $697,000. There Registrant anticipates no effect on total assets, total liabilities, or net income as of September 30, 2007 as a result of recording the convertible debt as current liabilities in the financial statements.

The Registrant intends to file the restated Financial Statements during the first quarter of calendar 2007. However, the Registrant cautions investors that its discussions with the Staff are ongoing, and as a result, there can be no assurances when the restated Financial Statements will be completed and filed with the Commission, or whether the Staff may have further comments.

The Chief Financial Officer has discussed with members of the Company’s Board of Directors and the Registrant's independent registered public accounting firm the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a).

Complete Description

The foregoing description of the restated Financial Statements is not a complete summary. You are urged to read the complete documents on Form 10-QSB/A for the quarters ended June 30, 2006 and September 30, 2006, copies of which will be filed and which will be found on the website of the SEC at www.sec.gov.

On February 1, 2007, we issued a press release announcing the non-reliance on the Financial Statements and the Registrant’s intention to restate the Financial Statements, a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release of TXP Corporation dated as of February 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Dated: February 1, 2007	By:	/s/ Michael Shores
Name: Michael Shores
Title: Chief Executive Officer